                                           INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of the 30th day of July, 2002, by and between  OPPENHEIMER  MONEY MARKET FUND, INC. (the
"Fund"), and OPPENHEIMERFUNDS, INC. (hereinafter called ("OFI").

         WHEREAS, the Fund is an open-end,  diversified  management  investment company registered as such with the
Securities  and  Exchange  Commission  (the  "Commission")  pursuant  to the  Investment  Company  Act of 1940 (the
"Investment Company Act"), and OFI is a registered investment adviser;

         NOW,  THEREFORE,  in  consideration  of the mutual  promises and covenants  hereinafter  set forth,  it is agreed by and between the parties, as follows:

1.       General Provision.

         The Fund hereby  employs OFI and OFI hereby  undertakes to act as the  investment  adviser of the Fund and to perform for the Fund such other duties and functions as are  hereinafter  set forth.  OFI shall, in all matters, give to the Fund and its Board of Directors the benefit of its best judgment,  effort,  advice and  recommendations and shall,  at all times  conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions of the Investment  Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions of state or federal law;  (iii) the  provisions  of the Articles of  Incorporation  and By-Laws of the Fund as amended from time to time;  (iv) policies and  determinations  of the Board of Directors of the Fund;  (v) the  fundamental policies and investment  restrictions of the Fund as reflected in its  registration  statement under the Investment
Company  Act or as such  policies  may,  from time to time,  be amended by the  Fund's  shareholders;  and (vi) the
Prospectus  and  Statement  of  Additional  Information  of the Fund in effect from time to time.  The  appropriate officers  and  employees  of OFI  shall be  available  upon  reasonable  notice  for  consultation  with any of the
Directors  and officers of the Fund with  respect to any matters  dealing with the business and affairs of the Fund including the valuation of any of the Fund's  portfolio  securities which are either not registered for public sale or not being traded on any securities market.

2.       Investment Management.

         (a) OFI shall,  subject to the  direction  and control by the Fund's  Board of  Directors,  (i)  regularly provide  investment advice and  recommendations  to the Fund with respect to its investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously  the investment  program of the Fund and the composition  of its portfolio  and  determine  what  securities  shall be purchased or sold by the Fund;  and (iii)
arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities and other  investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

         (b)  Provided  that the Fund shall not be required to pay any  compensation  other than as provided by the terms of this  Agreement  and  subject to the  provisions  of  paragraph  "7"  hereof,  OFI may  obtain  investment information,  research or assistance from any other person, firm or corporation to supplement,  update or otherwise improve its investment management services.

         (c) Provided  that nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross  negligence in the performance of its duties,  or reckless  disregard of its obligations and duties under the
Agreement,  OFI  shall  not be liable  for any loss  sustained  by reason  of good  faith  errors or  omissions  in connection with any matters to which this Agreement relates.

         (d) Nothing in this Agreement shall prevent OFI or any officer  thereof from acting as investment  adviser for any other person,  firm or corporation  and shall not in any way limit or restrict OFI or any of its directors, officers or employees  from  buying,  selling or trading any  securities  for its own account or for the account of others for whom it or they may be acting,  provided that such  activities  will not  adversely  affect or otherwise impair  the  performance  by OFI of its duties  and  obligations  under  this  Agreement  and under the  Investment
Advisers Act of 1940.

3.       Other Duties of OFI.

         OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and clerical personnel  as shall be  required  to  provide  effective  corporate  administration  for the  Fund,  including  the compilation  and  maintenance  of such records with respect to its  operations as may  reasonably be required;  the preparation  and filing of such reports with respect  thereto as shall be required by the  Commission;  composition of  periodic  reports  with  respect to its  operations  for the  shareholders  of the Fund;  composition  of proxy materials for meetings of the Fund's  shareholders  and the composition of such  registration  statements as may be required by federal  securities  laws for continuous  public sale of shares of the Fund. OFI shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment.

4.       Allocation of Expenses.

         All other costs and  expenses  not  expressly  assumed by OFI under this  Agreement,  or to be paid by the
General  Distributor  of the  shares of the Fund,  shall be paid by the Fund,  including,  but not  limited  to (i)
interest  and taxes;  (ii)  brokerage  commissions;  (iii)  premiums  for  fidelity  and other  insurance  coverage requisite  to its  operations;  (iv) the fees and expenses of its  Directors;  (v) legal and audit  expenses;  (vi)
custodian and transfer  agent fees and expenses;  (vii) expenses  incident to the redemption of its shares;  (viii)
expenses  incident  to the  issuance of its shares  against  payment  therefor  by or on behalf of the  subscribers thereto;  (ix) fees and expenses,  other than as hereinabove  provided,  incident to the registration under federal securities  laws of shares of the Fund for public sale; (x) expenses of printing and mailing  reports,  notices and proxy materials to shareholders of the Fund; (xi) except as noted above,  all other expenses  incidental to holding meetings of the Fund's shareholders;  and (xii) such extraordinary  non-recurring  expenses as may arise, including litigation  affecting the Fund and any  obligation  which the Fund may have to indemnify its officers and Directors with respect  thereto.  Any officers or employees of OFI or any entity  controlling,  controlled by or under common control  with OFI,  who may also serve as  officers,  Directors  or  employees  of the Fund shall not  receive  any compensation from the Fund for their services.

5.       Compensation of OFI.

         The Fund  agrees  to pay OFI and OFI  agrees to accept as full  compensation  for the  performance  of all functions  and  duties on its part to be  performed  pursuant  to the  provisions  hereof,  a fee  computed  on the aggregate net assets of the Fund as of the close of each business day at the following annual rates:
         .45% of the first $500 million of aggregate net assets;
         .425% of the next $500 million of net assets;
         .40% of the next $500 million of net assets; and
         .375% of aggregated net assets in excess of $1.5 billion.

6.       Use of Name "Oppenheimer."

         OFI hereby grants to the Fund a royalty-free,  non-exclusive  license to use the name "Oppenheimer" in the name of the Fund for the duration of this  Agreement  and any  extensions  or renewals  thereof.  Such license may, upon  termination  of this  Agreement,  be terminated by OFI, in which event the Fund shall  promptly take whatever action may be necessary to change its name and  discontinue any further use of the name  "Oppenheimer"  in the name of the Fund or  otherwise.  The name  "Oppenheimer"  may be used or licensed by OFI in  connection  with any of its activities or licensed by OFI to any other party.

7.       Portfolio Transactions and Brokerage.

         OFI is authorized,  in arranging the Fund's  portfolio  transactions,  to employ or deal with such members of securities or commodities  exchanges,  brokers or dealers,  including  "affiliated" broker dealers (as that term is defined in the Investment Company Act) (hereinafter  "broker-dealers"),  as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and reliable  execution at the most  favorable  security  price  obtainable)  of the Fund's  portfolio  transactions  as well as to obtain the benefit of such  investment  information or research as may be of significant  assistance to the performance by OFI of its investment management functions.

8.       Duration.

         This  Agreement  will take effect on the business day  immediately  following  its approval by the vote of the holders of a "majority"  (as defined in the Investment  Company Act) of the  outstanding  voting  securities of the Fund. As of that date, it replaces the Fund's  investment  advisory  agreement  dated October 22, 1990.  Unless earlier terminated  pursuant to paragraph 9 hereof,  this Agreement shall remain in effect until two years from the date of execution  hereof,  and thereafter  will continue in effect from year to year, so long as such  continuance shall be approved at least  annually by the Fund's Board of  Directors,  including  the vote of the majority of the
Directors of the Fund who are not parties to this Agreement or  "interested  persons" (as defined in the Investment
Company Act) of any such party,  cast in person at a meeting called for the purpose of voting on such approval,  or by the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding  voting securities of the Fund and by such a vote of the Fund's Board of Directors.

9.       Termination.

         This Agreement may be terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days'
written  notice  (which  notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty upon sixty days' written  notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund shall be directed or  approved by the vote of a majority of all of the  Directors  of the Fund then in office or by the vote of the holders of a  "majority"  (as defined in the  Investment  Company  Act) of the  outstanding  voting securities of the Fund.

10.      Assignment or Amendment.

         This  Agreement may not be amended  without the  affirmative  vote or written  consent of the holders of a
"majority" of the outstanding voting securities of the Fund, and shall  automatically and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

11.      Definitions.

         The terms and provisions of this Agreement  shall be interpreted  and defined in a manner  consistent with the provisions and definitions of the Investment Company Act.

                                                     OPPENHEIMER MONEY MARKET FUND, INC.

                                                     By: /s/ Robert G. Zack
                                                           ------------------------------
                                                           Robert G. Zack
                                                           Secretary

                                                     OPPENHEIMERFUNDS, INC.

                                                     By: /s/ Robert G. Zack
                                                           --------------------------------
                                                           Robert G. Zack
                                                           Senior Vice President & General Counsel